Exhibit 99.1


FOR IMMEDIATE RELEASE

Accelio Revises First Quarter Earnings For Fiscal Year 2002

Q202 guidance updated


Ottawa,ON, October 25, 2001 - Accelio Corporation, (NASDAQ: ACLO, TSE: LIO), a leading global provider of Web-enabled business process solutions, today announced revised earnings for its fiscal quarter ended July 31, 2001. Results were previously reported on August 29, 2001.

Accelio Corporation has been conducting a regular review of its accounts receivable and reseller arrangements. In the course of this review, a letter with respect to one transaction in the United States was discovered, which had not previously been disclosed to the company's corporate management. The letter contained a cancellation clause which has now expired. This information indicated that the transaction should not have been recorded as revenue in the first quarter of fiscal year 2002. As a result, management is restating its first quarter results for fiscal year 2002.

Revenues for the first quarter of fiscal year 2002 were $23.0 million (CDN) (previously reported $26.4 million). Operating loss for the quarter was $6.9 million (previously reported $3.5 million), and the net loss for the quarter was $7.0 million (previously reported $3.6 million) or $0.28 per share (previously reported $0.14 per share). This transaction will not be reinstated as revenue in the second quarter of fiscal 2002 which ends on October 31, 2001. The long-standing relationship between Accelio and the reseller remains strong and is expected to generate revenue in future periods.

"We believe strongly in the importance of full financial disclosure and in the consistent execution of our policies and practices and that this revision is appropriate," said A. Kevin Francis, President and Chief Executive Officer. "Appropriate internal action has been undertaken to avoid a similar problem in the future. As well, due to the economic weakness as a result of the September 11th US attacks, we are taking this opportunity to adjust second quarter fiscal 2002 revenue guidance to be in the range of (CDN) $26.0 to $27.0 million. We now expect second quarter earnings per share to be in the range of a loss of $0.22 per share to a loss of $0.26 per share."

A conference call will be held Friday, October 26, 2001 at 8:30 a.m. EST. Interested parties should call 416-695-5801 at approximately 8:20 a.m. EST, identifying themselves and asking to be a part of the Accelio conference call.

A replay will be available after 6:00 p.m. on Friday, October 26, 2001. Interested parties should call (416) 695-5800. The pass code to access the recording is 954990.


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Accelio  Revises Q102 Earnings                                          Page 2

Accelio Corporation will attempt to provide shareholders and other interested parties with guidance on the factors that drive the company's earnings or net loss, expressed as a range or using specific numbers. Accelio Corporation does not intend to provide any further guidance or updates on its performance during the current quarter unless it is done so in a broadly disseminated format.


About Accelio

Accelio Corporation (formerly JetForm Corporation) is a leading global provider of Web-enabled business process solutions, headquartered in Canada. Accelio helps organizations to gain sustainable advantage by extending and accelerating their core business processes. The Accelio family of integrated software solutions empower organizations to capture, integrate and present strategically relevant information for employees, partners and customers -- enabling them to work smarter and more productively.

With fiscal 2000 revenues of over $100 million, and in business since 1982, the Accelio global distribution network spans every continent, with more than 8.5 million users worldwide. Accelio customers are Global 2000 organizations in the financial services, banking, manufacturing, utilities and public sectors. For more information on Accelio, visit: www.accelio.com.

Accelio and the Accelio logo are trademarks of Accelio Corporation. Other product and company names herein may be trademarks or registered trademarks of their respective owners.

In this announcement, under the provisions of the new "safe harbour" section of the Private Securities Litigation Reform Act of 1995, Accelio makes forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual future results to differ materially are variability in quarterly results, competition, rapid technological change, management of growth, third party dependence, dependence upon key personnel, international operations and geographic concentration, exchange rate risks; currency fluctuations, reliance on intellectual property, product defects and product liability, volatility of stock and other factors as discussed in the Company's prospectus and Form-10K as filed with the Securities and Exchange Commission.



Contacts:
Nicola Clarke McIsaac           Eileen Foley
Accelio Investor Relations      Accelio Public Relations
905-947-8485 ext. 3218          613-751-4800 ext. 5273
nclarke@accelio.com             efoley@accelio.com




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Accelio Revises Q102 Earnings                                            Page 3

The unaudited condensed, consolidated balance sheets for the Company appear below and are in accordance with accounting principles generally accepted in the United States.


                               JETFORM CORPORATION
                         CONSOLIDATED BALANCE SHEETS
           (in thousands of Canadian dollars, except share amounts)

                                                July 31,      April 30,
                                                  2001          2001
                                               -----------   ------------
                                     ASSETS
     Current assets
       Cash and cash equivalents............      $38,021        $41,426
       Accounts receivable .................       23,478         28,488
       Term accounts receivable.............        2,568          3,962
       Unbilled receivables.................        2,245          2,399
       Inventory............................          954            869
       Prepaid expenses ....................        3,690          3,684
                                               -----------   ------------
                                                   70,956         80,828
       Fixed assets.........................       12,215         12,722
       Other assets.........................       21,084         21,126
                                               -----------   ------------
                                                $ 104,255      $ 114,676
                                               ===========   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

     Current liabilities
       Accounts payable.....................       $3,270         $4,039
       Accrued liabilities .................        9,571         11,911
       Unearned revenue.....................       15,488         15,788
       Obligations under capital lease......          778            919
                                               -----------   ------------
                                                   29,107         32,657
         Accrued Liabilities................          318            446
       Term loan ...........................       10,000         10,000
       Obligations under capital lease .....        1,213          1,011
                                               -----------   ------------
                                                   40,638         44,114
                                               -----------   ------------


     Shareholders' equity
       Capital stock (Issued and outstanding --
       24,897,143 Common Shares at July 31,
       2001; 24,831,527 Common  Shares at
       April  30, 2001) ....................      272,948        272,587
       Cumulative translation adjustment....       (4,554)        (4,206)
       Deficit..............................     (204,777)      (197,819)
                                               -----------   ------------
                                                   63,617         70,562
                                               -----------   ------------
                                                 $104,255       $114,676
                                               ===========   ============
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Accelio  Revises Q102 Earnings                                          Page 4


The unaudited condensed, consolidated Statements of OPERATIONS FOR the Company appear below and are in accordance with accounting principles generally accepted in the United States.


                               JETFORM CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS
    (IN THOUSANDS OF CANADIAN DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                        Three Months ended July
                                                  31,
                                        -------------------------

                                           2001          2000
                                        ------------   ----------

     Revenues
      Product....................          $ 10,198     $ 12,654
      Service....................            12,803        9,401
                                        ------------   ----------
                                             23,001       22,055
                                        ------------   ----------
     Costs and expenses
      Cost of product............             1,411        2,014
      Cost of service............             4,564        2,687
      Sales and marketing........            13,717       12,688
      General and administrative.             2,372        2,474
      Research and development...             5,194        3,947
      Depreciation and amortization           2,649        2,587
                                        ------------   ----------
                                             29,907       26,397
                                        ------------   ----------
     Operating loss                          (6,906)      (4,342)
      NET INVESTMENT INCOME .....                66          115
      Other income (expense).....                13          (81)
                                        ------------   ----------
     Loss before taxes                       (6,827)      (4,308)

     INCOME TAX
      Current ...................              (131)        (158)
                                        ------------   ----------
     Net loss                             $  (6,958)    $ (4,466)
                                        ============   ==========
     Basic loss per share
      Net loss per share.........          $  (0.28)     $ (0.22)
      Weighted average number of         24,850,784    20,063,789
     shares......................
     Fully diluted loss per share
     Net loss per share..........          $  (0.28)     $ (0.22)
     Weighted average number of
     shares......................        24,850,784    20,063,789


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